UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 17, 2005
(Date of earliest event reported)

CAPITAL GROWTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-30831 (Commission File No.)	65-0953505 (IRS Employer Identification No.)

50 East Commerce Drive, Suite A
Schaumburg, Illinois 60173
(Address of Principal Executive Offices)

(630) 872-5800
Registrant’s telephone number including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 17, 2005, James Cuppini, the President of Frontrunner Network Systems, Inc., a wholly owned subsidiary of ours resigned. As part of his resignation, Mr. Cuppini is in the process of negotiating a separation/severance agreement with Frontrunner.

Item 1.02 Termination of a Material Definitive Agreement.

Effective March 17, 2005, the Grid Note agreement between James Cuppini, the former President of Frontrunner Network Systems, Inc., the wholly owned subsidiary of Capital Growth Systems, Inc., and Frontrunner terminated. As of March 17, 2005, Frontrunner had extended $146,000.00 to Mr. Cuppini. Pursuant to the terms of the Grid Note, the loan was forgiven upon Mr. Cuppini’s resignation as the President of Frontrunner. The Grid Note which included a forgiveness provision was entered into prior to  enactment of the Sarbanes-Oxley Act of 2002.

Item 5.02 Departure of Principal Officer and Appointment of Principal Officer.

On March 17, 2005, James Cuppini, the President of Frontrunner Network Systems, Inc., a wholly owned subsidiary of ours, resigned.

On March 17, 2005 Don Hauschild was appointed to serve as the new President of Frontrunner Network Systems, Inc. Mr. Hauschild is a senior operations and IT executive with over 25 years experience in industry and management consulting with global consumer products and manufacturing companies. From May 2002 to the present, Mr. Hauschild acted as an independent consultant. He worked with Answerport Inc., in Milwaukee, Wisconsin from May 2002 through June 2004 and with Independent Consultant, in Milwaukee, Wisconsin from June 2004 to the present. From April 2000 through the present, Mr. Hauschild has also served as the CEO and board member of QS Software Co./CIDC Chicago, Illinois, which is a telecommunications start-up company. From August 1988 through March 2000, Mr. Hauschild worked for Ernst & Young, LLP, Milwaukee, Wisconsin. He served as a partner at Ernst & Young LLP from October 1993 through March 2000.

There are no family relationships among the directors and officers of Capital Growth Systems, Inc. and Frontrunner Network Systems, Inc. and Mr. Hauschild. Although Mr. Hauschild and Frontrunner have not entered into a written employment agreement, Frontrunner has agreed to pay Mr. Hauschild a salary in the amount of $195,000 per year and has granted him options to purchase 400,000 shares of Capital Growth Systems, Inc.’s common stock at $1.35 per share, 25% of which options vest immediately with the remainder vesting 25% on each anniversary of his employment for a period of three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2005	CAPITAL GROWTH SYSTEMS, INC.

	By:	/s/ Lee Wiskowski

Its: Lee Wiskowski, Co-Chief Executive Officer